                      AIG SUNAMERICA LIFE ASSURANCE COMPANY
                    A STOCK COMPANY   LOS ANGELES, CALIFORNIA

CONTRACT NUMBER   P9999999999

OWNER       JOHN DOE

                              STATUTORY HOME OFFICE
                         2999 NORTH 44TH ST., SUITE 250
                                PHOENIX, AZ 85018

                                EXECUTIVE OFFICE
                               1 SUNAMERICA CENTER
                           LOS ANGELES, CA 90067-6022

                             ANNUITY SERVICE CENTER
                                  PO BOX 54299
                           LOS ANGELES, CA 90054-0299

AIG SUNAMERICA LIFE ASSURANCE COMPANY ("We", "Us", the "Company", or "AIG SunAmerica Life") agrees to provide benefits to the Owner in accordance with the provisions set forth in this Contract and in consideration of the Application or confirmation thereof and Purchase Payments We receive.

THE VALUE OF AMOUNTS ALLOCATED TO THE SEPARATE ACCOUNT DURING THE ACCUMULATION AND ANNUITY PERIODS IS NOT GUARANTEED, AND WILL INCREASE OR DECREASE BASED UPON THE INVESTMENT EXPERIENCE OF THE VARIABLE PORTFOLIOS YOU CHOOSE.

RIGHT TO EXAMINE - YOU MAY RETURN THIS CONTRACT TO OUR ANNUITY SERVICE CENTER OR TO THE AGENT THROUGH WHOM THE CONTRACT WAS PURCHASED WITHIN 10 DAYS OR LONGER AS MAY BE REQUIRED BY STATE LAW AFTER YOU RECEIVE IT, IF YOU ARE NOT SATISFIED WITH IT. THE COMPANY WILL REFUND THE CONTRACT VALUE ON THE BUSINESS DAY DURING WHICH THE CONTRACT IS RECEIVED. UPON SUCH REFUND, THE CONTRACT SHALL BE VOID.

For Individual Retirement Annuities, or if a refund of the Purchase Payment(s) is otherwise required We reserve the right to allocate Your Purchase Payment(s) to the Cash Management Portfolio until the end of the Right To Examine period.

                  THIS IS A LEGAL DOCUMENT. READ IT CAREFULLY.



      /s/ Christine A. Nixon                             /s/ Jana W. Greer
      ----------------------                             -----------------
        Christine A. Nixon                                  Jana W. Greer
            Secretary                                        President



                              INDIVIDUAL FIXED AND
                            VARIABLE ANNUITY CONTRACT
                                Nonparticipating


AS-981 (5/06)

                                TABLE OF CONTENTS

CONTRACT DATA PAGE .........................................             PAGE 3

DEFINITIONS ................................................             PAGE 4

PURCHASE PAYMENT PROVISIONS ................................             PAGE 7

ACCUMULATION PROVISIONS ....................................             PAGE 8

CHARGES AND DEDUCTIONS .....................................             PAGE 10

TRANSFER PROVISION .........................................             PAGE 10

WITHDRAWAL PROVISIONS ......................................             PAGE 11

DEATH PROVISIONS ...........................................             PAGE 13

ANNUITY PROVISIONS .........................................             PAGE 15

GENERAL PROVISIONS .........................................             PAGE 17

ANNUITY PAYMENT OPTIONS ....................................             PAGE 20

FIXED ANNUITY PAYMENT OPTIONS TABLE ........................             PAGE 21

VARIABLE ANNUITY PAYMENT OPTIONS TABLE .....................             PAGE 24

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
                               CONTRACT DATA PAGE

CONTRACT NUMBER:                                ANNUITY SERVICE CENTER:
          P9999999999                           P. O. BOX 54299
                                                LOS ANGELES, CA 90054-0299

OWNER:                                          AGE AT ISSUE:
          JOHN DOE                                     35

ANNUITANT:                                      INITIAL PURCHASE PAYMENT:
          JOHN DOE                                     $10,000.00

SPECIFIED ANNUITY DATE:                         CONTRACT DATE:
          May 1, 2034                                  May 1, 2004

LATEST ANNUITY DATE:                            FIXED ACCOUNT OPTIONS
          May 1, 2064                           MINIMUM GUARANTEE RATE:
                                                       [1.0% - 3.0%]

BENEFICIARY:

          As named by You

SEPARATE ACCOUNT CHARGE:                        ANNUAL CONTRACT MAINTENANCE FEE:
          [1.52%]                                      $35.00
Of the above percentage, the charge for
guaranteed death benefit risk is [0%-0.35%]

SEPARATE ACCOUNT:

          [Variable Annuity Account Five]

( OPTIONAL ELECTIONS                    OPTIONAL ELECTION CHARGES:             )
( OPTIONAL DEATH BENEFIT ELECTED:                                              )
(        Purchase Payment Accumulation  See endorsement for applicable charge. )


WITHDRAWAL CHARGE SCHEDULE:

    Number of Full Years Elapsed                Withdrawal Charge as a
Between Purchase Payment Contribution           Percentage of Withdrawn
       And Date of Withdrawal                      Purchase Payment
       ----------------------                      ----------------
                  0                                       7%

                  1                                       6%

                  2                                       6%

                  3                                       5%

                 4+                                       0%

See Page 11 for Withdrawal Charge Provisions.

                                  FOR INQUIRIES
                              [CALL 1-800-445-7862]

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
                                   DEFINITIONS

Defined in this section are some of the words and phrases used in this Contract. These terms are capitalized when used in the Contract with the meaning set forth below.

ACCUMULATION UNIT

A unit of measurement used to compute the Contract Value in a Variable Portfolio before the Annuity Date.

AGE

Age as of last birthday.

ANNUITANT

The natural person or persons (collectively, Joint Annuitants) whose life or lives is/are used to determine the annuity benefits under the Contract. If the Contract is in force and the Annuitant(s) is/are alive on the Annuity Date, We will begin payments to the Payee. This Contract cannot have Joint Annuitants if it is issued in connection with a tax-qualified retirement plan.

ANNUITY DATE

The date on which annuity payments ("income payments") to the Payee begin. This date cannot be later than the Latest Annuity Date.

ANNUITY SERVICE CENTER

The address as specified on the Contract Data Page.

ANNUITY UNIT

A unit of measurement determined on or after the Annuity Date used to compute annuity payments from the Variable Portfolio(s).

BENEFICIARY

The Beneficiary You name at issue to receive the death benefit under this Contract upon Your death. You may later change Your Beneficiary in a written request to Us at Our Annuity Service Center.

CONTINUATION DATE

The date on which We receive, at Our Annuity Service Center: (a) the Spousal Beneficiary's written request to continue the Contract, and (b) Due Proof of Death of the Owner. If We receive (a) and (b) on different dates, the Continuation Date will be the later date.

CONTRACT DATE

The date Your Contract is issued, as shown on the Contract Data Page. It is the date from which Contract Years and Contract anniversaries are measured.

CONTRACT VALUE

The sum of: (1) Your share of the Variable Portfolios' Accumulation Unit Values, and (2) the value of amounts if any, allocated to any available Fixed Account Options.

CONTRACT YEAR

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
The one year period starting from the Contract Date in one calendar year and ending on the day preceding the anniversary of such date in the following calendar year.

DEATH BENEFIT ADJUSTMENT

Any increase or reduction to the amount of the Death Benefit payable to account for Purchase Payment and/or Withdrawal activity after a specified point in time which will equal (a), (b), or (c), which ever is applicable, as follows:

      (a) Where only Purchase Payments are received after the specified point in time, the dollar value of the Purchase Payments will be added to the Death Benefit payable; or

      (b) Where only Withdrawals are made after the specified point in time, the Withdrawal will reduce the Death Benefit payable in the same proportion that the Contract Value was reduced at the time of the Withdrawal; or

      (c) Where Purchase Payments have been received and Withdrawals made after the specified point in time, the Death Benefit amount payable will be increased by Purchase Payment(s) received after at specified point in time and reduced by any Withdrawal made after that specified point in time in the same proportion that the Contract Value was reduced at the time of the Withdrawal.

DOLLAR COST AVERAGING (DCA)

An optional program under which You authorize the systematic transfer of specified amounts or percentages from any [Variable Portfolio(s)] or any available Fixed Account into any [Variable Portfolio(s)] other than the source account.

FIXED ACCOUNT OPTIONS

The investment options, if available under this Contract, that become part of the Company's general asset account and are credited with a fixed rate of interest declared by the Company. The general asset account contains all the assets of the Company except for the Separate Account and other segregated asset accounts. The amount You have in any Fixed Account Option at a given time is a result of Purchase Payment(s) You have allocated to it or any part of Your Contract Value You have transferred to it.

FIXED ANNUITIZATION

A series of periodic income payments of predetermined amounts that do not vary with investment experience. Such payments are made from the Company's general asset account. This Contract provides several fixed annuity payment options.

GUARANTEE PERIOD

The period for which interest is credited to amounts allocated to any available Fixed Account Options. We determine in Our sole discretion the periods, if any, that will be offered.

IRC

The Internal Revenue Code of 1986,as it may be amended or superseded.

JOINT OWNER

Any person named as Joint Owner on the Application or confirmation thereof and listed on the Contract Data Page, unless subsequently changed. The Joint Owner, if any, possesses an undivided interest in this Contract in conjunction with the Owner. All references within this Contract to Owner will also apply to the Joint Owner. We reserve Our right to require that Joint Owners be each others' spouse.

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
LATEST ANNUITY DATE

The later of the Owner's [95th birthday or ten years after the Contract Date]. If the Owner is a non-natural person, the Latest Annuity Date is the later of the Annuitant's [95th birthday or ten years after the Contract Date].

MULTI-YEAR FIXED ACCOUNT OPTIONS

If available, Fixed Accounts for a Guarantee Period of at least two (2) years.

NET PURCHASE PAYMENT

The sum of all Purchase Payment(s), reduced for each Withdrawal in the same proportion that the Contract Value is reduced by each such Withdrawal.

NYSE

New York Stock Exchange.

OWNER

The person or entity named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract. Owner means both Joint Owners, if applicable

PAYEE

The person receiving payment of annuity benefits under this Contract.

PURCHASE PAYMENTS

Payments in U.S. currency made by or on behalf of the Owner to the Company to fund the Contract.

REQUIRED DOCUMENTATION

Is: (a) Due Proof of Death that the Owner or the Spousal Beneficiary died before the Annuity Date; and, (b) an election form specifying the payment options; and
(c) any other documentation We may require.

SEPARATE ACCOUNT

A segregated asset account named on the Contract Data Page. The Separate Account consists of several Variable Portfolios, each investing in shares of the Underlying Fund(s) of the trust(s). The assets of the Separate Account are not commingled with the general assets and liabilities of the Company. The value of amounts allocated to the Variable Portfolios of the Separate Account is not guaranteed.

SPECIFIED ANNUITY DATE

The anticipated Annuity Date specified by You on the Application and as shown on the Contract Data Page. You may change this date in writing before the Annuity Date, but in no event can the date be later than the Latest Annuity Date. If this date is not specified, it will be the Latest Annuity Date.

SPOUSAL BENEFICIARY

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
The original deceased Owner's surviving spouse who is designated as the primary Beneficiary at the time of the Owner's death and may continue the Contract as the Owner on the Continuation Date.

SUBSEQUENT PURCHASE PAYMENTS

Purchase Payments made after the initial Purchase Payment.

TOTAL INVESTED AMOUNT

The sum of all Purchase Payments less amounts previously withdrawn that incurred a Withdrawal Charge, less Purchase Payments withdrawn that are no longer subject to a Withdrawal Charge.

UNDERLYING FUND

The variable investment options in which the corresponding Variable Portfolio(s) invest.

VARIABLE ANNUITIZATION

A series of periodic income payments which vary in amount according to the investment experience of one or more Variable Portfolios, as selected by You. This Contract provides several variable annuity payment options.

VARIABLE PORTFOLIO

One or more divisions of the Separate Account which provides for the variable investment options available under this Contract. Each Variable Portfolio has its own investment objective and is invested in the Underlying Fund(s) of the trusts. A Variable Portfolio is not chargeable with liabilities arising out of any other Variable Portfolio. The available Variable Portfolios are shown on the Application or confirmation thereof. Additional Variable Portfolios may become available in the future.

WE, OUR, US, THE COMPANY

AIG SunAmerica Life Assurance Company.

WITHDRAWAL(S)

Amount(s) withdrawn from the Contract Value including any charges and fees applicable to each such withdrawal.

YOU, YOUR

The Owner.

                           PURCHASE PAYMENT PROVISIONS

PURCHASE PAYMENTS

Purchase Payments are flexible. This means that, subject to Company disclosed restrictions, You may change the amounts, frequency and/or timing of Purchase Payments. Purchase Payments can be made at any time after the Contract Date, but before the older Owner's [86th] birthday. With instructions from You, Purchase Payments will be allocated to the Variable Portfolio(s) and/or Fixed Account Option(s), if available. We reserve the right to specify the minimum or maximum Purchase Payment that may be allocated to a Variable Portfolio or available Fixed Account Option under the Contract.

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
DCA FIXED ACCOUNT

Any portion of a Purchase Payment allocated to the DCA Fixed Account Option(s) must be transferred out to the Variable Portfolio(s) within the specified DCA Fixed Account Option Period. Upon termination of the DCA program any amounts remaining in the DCA Fixed Account Option(s) will be transferred to the DCA target allocation(s) for the program being terminated. Upon annuitization, any amounts remaining in the DCA Fixed Account Option(s) will be applied to a Fixed Annuitization. The unit values credited and applied to Your Contract are determined on each date of transfer. We reserve the right to impose a minimum or maximum contribution level on Purchase Payments allocated to a DCA Fixed Account Option(s) and/or change the terms and conditions of the DCA program at any time.

CHANGES TO VARIABLE PORTFOLIO OFFERINGS

If the shares of an Underlying Fund should no longer be available for investment by the Separate Account, then We may substitute shares of another Underlying Fund, for shares already purchased, or to be purchased in the future. At any given time, some Variable Portfolios may not be available for receipt of Purchase Payment(s) or transfer(s). Substitutions of securities will be carried out in accordance with any applicable state and/or federal laws or regulations.

                             ACCUMULATION PROVISIONS

Before the Annuity Date, the Contract Value is the sum of the Separate Account Accumulation Value and the Fixed Account Accumulation Value. If Your Contract Value falls below [$2,500,] subject to applicable state and federal laws, rules and regulations, we may terminate your Contract and send you the remaining dollar amount.

SEPARATE ACCOUNT ACCUMULATION VALUE

The Separate Account Accumulation Value under the Contract is the sum of the Accumulation Unit Values held in the Variable Portfolios for You.

NUMBER OF ACCUMULATION UNITS

Your Contract is credited with Accumulation Units of the Separate Account when amounts are allocated to the Variable Portfolio(s). For that portion of each Purchase Payment and/or transfer amount allocated to a Variable Portfolio, the number of Accumulation Units credited is equal to:

The sum of each Purchase Payment and/or transfer amount allocated to the Variable Portfolio reduced by premium taxes, if any:

Divided by

The Accumulation Unit Value for that Variable Portfolio for the NYSE business day in which the Purchase Payment or transfer amount is received.

The number of Accumulation Units will be reduced for Withdrawals of Contract Value, annuitizations, amounts transferred out of a Variable Portfolio, the Contract Maintenance Fee and applicable charges for elected features as set forth in endorsements to this Contract. Any reduction to the Contract Value will be made as of the NYSE business day in which We receive all requirements for the transaction, as appropriate.

ACCUMULATION UNIT VALUE (AUV)

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
The AUV of a Variable Portfolio for any NYSE business day is calculated by subtracting (2) from (1) and dividing the result by (3) where:

(1) is the total value at the end of the given NYSE business day of the assets attributable to the the Variable Portfolio minus any applicable liabilities other than those owed to the Contractholders;

(2) is the amount equal to the daily Separate Account Charge plus the daily charge for any optional features that impose a daily charge;

(3) is the number of Accumulation Units outstanding at the end of the given NYSE business day.

FIXED ACCOUNT ACCUMULATION VALUE

The Fixed Account Accumulation Value, if any, is the sum of all monies allocated or transferred to the Fixed Account Option(s), if available, reduced by any applicable premium taxes, plus all interest credited on the Fixed Account Option(s) during the period that You have Contract Value allocated to the Fixed Account Option(s). This amount will be adjusted for Withdrawals, annuitizations, transfers, and the deduction of the Contract Maintenance Fee and applicable charges for elected features as set forth in endorsements to this Contract. The Fixed Account Accumulation Value will not be less than the minimum values required by law in the state where this Contract is issued.

FIXED ACCOUNT GUARANTEE PERIOD OPTIONS AND INTEREST CREDITING

The portion of Your Contract Value within the Fixed Account, if any, is credited with interest at rates guaranteed by Us for the Guarantee Period(s) selected. Interest is credited on a daily basis at the then applicable effective interest rate for the applicable Guarantee Period. You may select from one or more Guarantee Periods which We may offer at any particular time. We reserve the right at any time to add or delete Guarantee Periods. If You have allocated any part of Your initial Purchase Payment to a Guarantee Period, the amount allocated, as well as the duration of the Guarantee Period, is shown on the Application or confirmation thereof as completed by You. The interest rate applicable to an allocation of Purchase Payment or transfer of Contract Value to a Guarantee Period is the rate in effect for that Guarantee Period at the time of the allocation or transfer. If You have allocated or transferred amounts at different times to the Fixed Account, each allocation or transfer may have a unique effective interest rate associated with that amount. We guarantee that the effective annual rate of interest for the Fixed Account, including any of the available Guaranteed Periods, will not be less than the Minimum Guarantee Rate as mandated by Your state, and shown on Contract Data Page. The minimum guarantee rate under Your Contract as referenced on the Contract Data Page is at least equal to the lesser of: (a) 3% per annum; or (b) the three-month average value of the five-year Constant Maturity Treasury Rate reported by the Federal Reserve, rounded up to the nearest 1/4th of 1%, for the second, third and fourth month preceding the first day of the calendar quarter during which the Contract is issued, reduced by 1.25% and where the resulting interest rate is not less than 1%.

                             CHARGES AND DEDUCTIONS

We will deduct the following charges from the Contract:

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
CONTRACT MAINTENANCE FEE

The charge, as shown on the Contract Data Page, will be deducted on each Contract anniversary before the Annuity Date. It will also be deducted when the Contract Value is withdrawn in full if the Withdrawal is not on the Contract anniversary. We also reserve the right to waive the fee for certain Contract Values of [$50,000.00 and up].

WITHDRAWAL CHARGE

The charge, as shown on the Contract Data Page, if any, may be deducted upon Withdrawal of any portion of the Contract Value. See WITHDRAWAL PROVISIONS.

SEPARATE ACCOUNT CHARGE

This charge, as shown on the Contract Data Page, on an annualized basis equals a percentage of the average daily ending value of the assets attributable to the Accumulation Units of the Variable Portfolio(s) to which the Contract is allocated. This charge compensates Us for mortality and expense risks, distribution expenses and guaranteed death benefit risk associated with the Contract. We subtract this charge daily. We reserve the right to assess a charge on a class basis which differs from the charge specified on the Contract Data Page.

                               TRANSFER PROVISIONS

Subject to applicable restrictions, You may transfer all of part of Your Contract Value amongst the Variable Portfolios and/or available Fixed Account Options (unless otherwise noted). The minimum amount that can be transferred and the amount that can remain in a Variable Portfolio and/or available Fixed Account Option are subject to Company limits. We further reserve the right to restrict Your transfer privileges, including but not limited to possible termination of those privileges in our sole discretion.

Furthermore, the Underlying Funds, may have their own transfer policies that are applicable to this Contract as a result of investment in the Variable Portfolios. These policies, likewise may include termination of Your transfer privileges and/or penalty fees resulting from transfer activity that is defined as excessive according to the Underlying Funds' policies.

TRANSFERS OF ACCUMULATION UNITS BETWEEN VARIABLE PORTFOLIOS AND FIXED ACCOUNTS

Before the Annuity Date, transfers are subject to certain restrictions. You may transfer all or a portion of Your Contract Value from one Variable Portfolio to another Variable Portfolio(s) or any available Fixed Account Option(s) other than the DCA Fixed Account Options. You may also transfer from any available Fixed Account Option(s) to the Variable Portfolio(s) and/or any available Fixed Account Option(s) of the Contract. A transfer will result in the redemption of Accumulation Units in a Variable Portfolio and the purchase of Accumulation Units in the other Variable Portfolio. Transfers will be effected at the end of the NYSE business day in which We receive Your completed request for the transfer.

TRANSFERS OF ANNUITY UNITS BETWEEN VARIABLE PORTFOLIOS

On and after the Annuity Date, transfers into and out of any available Fixed Account Option(s) are not allowed. You may transfer all or a portion of Your Contract Value from one Variable Portfolio

AS-981 (5/06)
to another Variable Portfolio(s). A transfer will result in the redemption of Annuity Units in a Variable Portfolio and the purchase of Annuity Units in the other Variable Portfolio. Transfers will be effected for the last NYSE business day of the month in which We receive Your request for the transfer.

                              WITHDRAWAL PROVISIONS

On or before the Annuity Date and while You are living, You may withdraw all or part of Your Contract Value under this Contract by informing Us at Our Annuity Service Center. For a full Withdrawal, this Contract must be returned to Our Annuity Service Center. The minimum amount that can be withdrawn and the amount remaining after Withdrawal are subject to Company limits.

Unless You tell Us otherwise in writing, Withdrawals will be deducted from the Contract Value in proportion to their allocation among any available Fixed Account Options and the Variable Portfolios. Withdrawals will be based on values for the NYSE business day in which the request for withdrawal and the Contract (in the case of a full withdrawal), are received at Our Annuity Service Center. Unless the SUSPENSION OF PAYMENTS or DEFERMENT OF PAYMENTS sections are in effect, payment of withdrawals will be made within seven calendar days.

WITHDRAWAL CHARGE

Withdrawals of all or a portion of the Contract Value may be subject to a Withdrawal Charge as shown on the Contract Data Page. The Withdrawal Charge percentage applied to any withdrawal will depend on how long the Purchase Payment to which the Withdrawal is attributed has been in the Contract. No Withdrawal Charge is deducted on an amount which is considered a Penalty-Free Withdrawal or a Purchase Payment no longer subject to a Withdrawal Charge.

For the purpose of determining the Withdrawal Charge, a Withdrawal will be attributed to amounts in the following order: (1) penalty-free earnings in the Contract; (2) Purchase Payments no longer subject to the Withdrawal Charge and not yet withdrawn; (3) any remaining Penalty-Free Withdrawal amount (except in the case of a full Withdrawal); and (4) Purchase Payments subject to a Withdrawal Charge. Purchase Payments, when withdrawn, are assumed to be withdrawn on a first-in-first-out (FIFO) basis. You will not receive the benefit of a Penalty-Free Withdrawal in case of a full Withdrawal.

The Withdrawal Charge will be assessed against the Variable Portfolio(s) and the available Fixed Account Option(s) in the same proportion as the remaining Contract Value is allocated unless You request that the Withdrawal come from a particular Variable Portfolio or available Fixed Account Option. After a Withdrawal is taken, the remaining Contract Value must be sufficient to cover any Withdrawal Charge remaining upon full Withdrawal of the Contract.

PENALTY-FREE WITHDRAWALS

On any day before the Annuity Date, You may make a Withdrawal of up to the Penalty-Free Withdrawal amount as of that day without incurring a Withdrawal Charge. Any portion of the Penalty-Free Withdrawal made in excess of the penalty-free earnings in the Contract is considered to be a Withdrawal of future Penalty-Free earnings and is therefore not a Withdrawal of the Total


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                                       11

Invested Amount. On any day, penalty-free earnings in the Contract are calculated as the Contract Value at the end of that day less the Total Invested Amount.

During the first Contract Year, the Penalty-Free Withdrawal amount is equal to the penalty-free earnings in the Contract as of the date of Withdrawal.

Alternatively, during the first Contract Year, You may make Withdrawals of the Penalty-Free Withdrawal amount through the Systematic Withdrawal Program. The Penalty-Free Withdrawal amount as of any systematic withdrawal date is 10% of the Total Invested Amount less any Withdrawals already made during the Contract Year.

After the first Contract Year, the maximum Penalty-Free Withdrawal amount as of the date of the Withdrawal is the greater of:

(a)   penalty-free earnings in the Contract; or

(b) 10% of the Total Invested Amount on deposit for at least one year, less any Withdrawals already made during the year.

Although amounts withdrawn free of a Withdrawal Charge reduce Contract Value, they do not reduce the Total Invested Amount for purposes of calculating the Withdrawal Charge or for the purposes of calculating penalty-free earnings in the Contract. As a result, You will not receive the benefit of a Penalty-Free Withdrawal in a full Withdrawal.

SYSTEMATIC WITHDRAWAL PROGRAM

Prior to the Annuity Date, You may elect to participate in a Systematic Withdrawal Program by informing Us at Our Annuity Service Center. The Systematic Withdrawal Program allows You to make automatic withdrawals from Your Contract monthly, quarterly, semiannually or annually. The minimum systematic withdrawal amount is subject to Company limits. Any amount withdrawn through the Systematic Withdrawal Program may be subject to a Withdrawal Charge as discussed in the WITHDRAWAL CHARGE and PENALTY-FREE WITHDRAWALS provisions. You may terminate Your participation in the Systematic Withdrawal Program at any time by sending Us a written request. We reserve the right to modify, suspend or terminate the Systematic Withdrawal Program at any time.

Systematic withdrawals will be deducted from the Penalty-Free Withdrawal amount available each Contract Year.

                                DEATH PROVISIONS

Notwithstanding any provision of this Contract to the contrary, all payments of benefits under this Contract will be made in a manner that satisfies the requirements of IRC Section 72(s), as amended from time to time. If the Contract is owned by a trust or other non-natural person, We will treat the death of any Annuitant as the death of the "Primary Annuitant" and as the death of any Owner.

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
DUE PROOF OF DEATH

Due Proof of Death means:

      1.    a certified copy of a death certificate; or

      2. a certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

      3. a written statement by a medical doctor who attended the deceased Owner at the time of death; or

      4.    any other proof satisfactory to Us.

DEATH OF OWNER BEFORE THE ANNUITY DATE

We will pay a death benefit to the Beneficiary upon Our receiving all Required Documentation at Our Annuity Service Center. Unless You have previously designated a payment option on behalf of the Beneficiary, the Beneficiary must select one of the following options:

      1. Immediately collect the death benefit in a lump sum payment. If a lump sum payment is elected, payment will be in accordance with any applicable laws and regulations governing payments on death; or

      2. Collect the death benefit in the form of one of the Annuity Payment Options. If an Annuity Payment Option is desired, an option must be elected within 60 days of Our receipt of all Required Documentation. The payments must be over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary. Payments under this option must begin within one year after the Owner's death, otherwise, the death benefit will be paid in accordance with option 1 above; or

      3. If eligible, continue the Contract as the Spousal Beneficiary. On the Continuation Date, We will contribute to the Contract any amount by which the Death Benefit exceeds the Contract Value, calculated as of the Owner's date of death. This amount is not considered a Purchase Payment except in the calculation of certain death benefits upon the death of the Spousal Beneficiary. If this option is elected, no death benefit is paid.

You cannot change any elected death benefit option specified on the Contract Data Page.

In any event, the entire interest in the Contract will be distributed within five years from the date of death of the Owner unless payment option 2 or 3 was selected under DEATH OF OWNER BEFORE THE ANNUITY DATE.

Your Spousal Beneficiary may discontinue any optional death benefit option on the Continuation Date. Your Spousal Beneficiary cannot change the death benefit option elected by you on the Application. Upon the Spousal Beneficiary's death, the entire interest of the Contract must be distributed immediately under option 1 or 2 as provided under DEATH OF OWNER BEFORE THE ANNUITY DATE.

AMOUNT OF DEATH BENEFIT

If the Owner was Age [82 or younger] on the Contract Date, [and death occurs before the [90th] birthday,] upon Our receipt of all Required Documentation at Our Annuity Service Center, We will calculate the Death Benefit as the greater of:

AS-981 (5/06)

      (1) [100% of] the Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

      (2) [100% of] Net Purchase Payment(s) received prior to the Owner's [86th] birthday.

If the Owner was at least Age [83 but younger than age 86] on the Contract Date, [and death occurs before the Owner's [90th] birthday,] upon Our receipt of all Required Documentation at Our Annuity Service Center, We will calculate the Death Benefit as the greater of:

      (1) [100% of] the Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

      (2)   The lesser of:

            a) [100% of] Net Purchase Payment(s) received before the Owner's [86th] birthday; or

            b) [125% of] Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.

[If the Owner was Age [90] or older at the time of death, the Death Benefit will be the Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.]

SPOUSAL BENEFICIARY CONTINUATION

If the Spousal Beneficiary was Age [82 or younger] on the Continuation Date and was younger than Age [86] at the time of death, upon Our receipt of all Required Documentation at Our Annuity Service Center, We will calculate the Death Benefit as the greater of:

      (1) [100% of] the Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

      (2) [100% of] the Contract Value on the Continuation Date, and a Death Benefit Adjustment for Purchase Payment(s) transacted on or after the Continuation Date but before the Spousal Beneficiary's [86th] birthday and/or Withdrawals transacted after the Continuation Date.

If the Spousal Beneficiary was at least Age [83 but younger than age 86] on the Continuation Date and was younger than Age [86] at the time of death, upon Our receipt of the all Required Documentation at Our Annuity Service Center, We will calculate the Death Benefit as the greater of:

      (1) [100% of] the Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center; or

      (2)   The lesser of:

            a) [100% of] the Contract Value on the Continuation Date, and a Death Benefit Adjustment for Purchase Payment(s) transacted on or after the Continuation Date but before the Spousal Beneficiary's [86th] birthday and/or Withdrawals transacted after the Continuation Date; or

            b) [125% of] the Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.

AS-981 (5/06)

If the Spousal Beneficiary was age [86] or older on the Continuation Date, the Death Benefit will be [100% of] the Contract Value for the NYSE business day during which We receive all Required Documentation at Our Annuity Service Center.

DEATH OF OWNER OR ANNUITANT ON OR AFTER THE ANNUITY DATE

If any Owner or Annuitant dies on or after the Annuity Date and before the entire interest in the Contract has been distributed, We will pay the remaining portion of the annuity payout to the Beneficiary upon Our receipt of Required Documentation. For further information pertaining to death of the Annuitant, see ANNUITY PAYMENT OPTIONS.

BENEFICIARY

The Beneficiary is selected by the Owner. While the Owner is living and before the Annuity Date, the Owner may change the Beneficiary by written notice in a form satisfactory to Us. A change in Beneficiary will take effect on the date We receive the written notice at Our Annuity Service Center. If two or more persons are named as Beneficiaries under the Contract, those surviving the Owner will share equally unless otherwise stated and each must elect to receive their respective portions of the death benefit according to the options listed under DEATH OF OWNER BEFORE THE ANNUITY DATE. If the Annuitant survives the Owner, and there are no surviving Beneficiaries, the Annuitant will be deemed the Beneficiary.

Joint Owners, if applicable, shall be each other's primary Beneficiary. Joint Annuitants, if any, when the Owner is a non-natural person, shall be each other's primary Beneficiary. Any other Beneficiary designation will be treated as a contingent Beneficiary.

If the Owner is also the Annuitant and there are no surviving Beneficiaries upon Our receipt of all Required Documentation We will pay the Death Benefit to the estate of the Owner in accordance with option 1 under DEATH OF OWNER BEFORE THE ANNUITY DATE.

                               ANNUITY PROVISIONS

ANNUITY DATE

You specify an anticipated Annuity Date on the Application as shown on the Contract Data Page. You may change the Annuity Date at any time at least seven days before the Annuity Date, by written notice to the Us at Our Annuity Service Center. The Annuity Date must always be the first day of the calendar month and must be at least two years after the Contract Date, but not beyond the Latest Annuity Date If no Annuity Date is specified on the Application, the Annuity Date will be the Latest Annuity Date.

PAYMENTS TO OWNER

Unless You request otherwise, We will make annuity payments to You. If You want the annuity payments to be made to some other Payee, We will make such payments subject to receipt of a written request filed at the Annuity Service Center no later than thirty (30) days before the due date of the first annuity payment.

Any such request is subject to the rights of any assignee. No payments available to or being paid to the Payee while the Annuitant is alive can be transferred, commuted, anticipated or encumbered.

AMOUNT OF FIXED ANNUITY PAYMENTS

AS-981 (5/06)

The amount of each fixed annuity payment will be determined by applying the portion of the Contract Value allocated by You for Fixed Annuitization, less any applicable premium taxes, to the annuity table applicable to the fixed annuity payment option chosen. In no event will the Fixed Annuitization be changed once it begins.

AMOUNT OF VARIABLE ANNUITY PAYMENTS

(a) FIRST VARIABLE ANNUITY PAYMENT: The dollar amount of the first Variable Annuitization payment will be determined by applying the portion of the Contract Value allocated to the Variable Portfolio(s), less any applicable premium taxes, to rates which are at least equal to the annuity rates based upon the annuity table applicable to the variable annuity payment option chosen. If the Contract Value is allocated to more than one Variable Portfolio, the value of Your interest in each Variable Portfolio is applied separately to the variable annuity payment option table to determine the amount of the first annuity payment attributable to each Variable Portfolio.

(b) NUMBER OF VARIABLE ANNUITY UNITS: The number of Annuity Units for each applicable Variable Portfolio is the amount of the first annuity payment attributable to that Variable Portfolio divided by the value of the applicable Annuity Unit for that Variable Portfolio as of the Annuity Date. The number will not change as a result of investment experience.

(c) VALUE OF EACH VARIABLE ANNUITY UNIT: The value of an Annuity Unit may increase or decrease from one month to the next. For any month, the value of an Annuity Unit of a particular Variable Portfolio is the value of that Annuity Unit as of the last NYSE business day of the preceding month, multiplied by the Net Investment Factor for that Variable Portfolio for the last NYSE business day of the current month.

      The Net Investment Factor for any Variable Portfolio for a certain month is determined by dividing (1) by (2) and multiplying by (3) where:

            (1) is the Accumulation Unit Value of the Variable Portfolio determined as of the last business day at the end of that month, and

            (2) is the Accumulation Unit Value of the Variable Portfolio determined as of the last business day at the end of the preceding month, and

            (3) is a factor that neutralizes the assumed investment rate of 3.5%.

(d) SUBSEQUENT VARIABLE ANNUITY PAYMENTS: After the first Variable Annuitization payment future payments will vary in amount according to the investment performance of the applicable Variable Portfolio(s) to which Your Purchase Payments are allocated. The amount may change from month to month. The amount of each subsequent payment for each Variable Portfolio is :

      The number of Annuity Units for each Variable Portfolio as determined for the first annuity payment

      Multiplied by

      The value of an Annuity Unit for that Variable Portfolio at the end of the month immediately preceding the month in which payment is due.

AS-981 (5/06)

      We guarantee that the amount of each Variable Annuitization payment will not be affected by variations in expenses or mortality experience.

                               GENERAL PROVISIONS

ENTIRE CONTRACT

The Entire Contract between You and Us consists of this Contract, the Application or confirmation thereof and any attached endorsement(s) or rider(s). An agent cannot change the terms or conditions of this Contract. Any change must be in writing and approved by Us. Only Our President, Secretary, or one of Our Vice-Presidents can give Our approval.

CHANGE OF ANNUITANT

If the Owner is an individual, the Owner may change the Annuitant(s) at any time before the Annuity Date. To make a change, the Owner must send a written notice to Us at least 30 days before the Annuity Date. If the Owner is a non-natural person, the Owner may not change the Annuitant.

DEATH OF ANNUITANT

If the Owner is a natural person, the Owner and Annuitant are different, and the Annuitant dies before the Annuity Date, the Owner becomes the Annuitant until the Owner elects a new Annuitant. If there are Joint Annuitants, upon the death of any Annuitant before the Annuity Date, the Owner may elect a new Joint Annuitant. However, if the Owner is a non-natural person, We will treat the death of any Annuitant as the death of the "Primary Annuitant" and as the death of the Owner, as explained in the DEATH PROVISIONS.

MISSTATEMENT OF AGE OR SEX

If the Age or sex of any Annuitant has been misstated, future annuity payments will be adjusted using the correct Age and sex, according to Our rates in effect on the date that annuity payments were determined. Any overpayment from the fixed annuity payment options, plus interest at the rate of [4%] per year, will be deducted from the next payment(s) due. Any underpayment from the fixed annuity payment options, plus interest at the rate of [4%] per year, will be paid in full with the next payment due. Any overpayment from the Variable Portfolios will be deducted from the next payment(s) due. Any underpayment from the Variable Portfolios will be paid in full with the next payment due.

With respect to Contract issue Age and other age driven features in the Contract, should We discover a misstatement of Age, We reserve the right to fully pursue Our remedies including possible termination of the Contract and/or revocation of any Age driven benefits.

PROOF OF AGE, SEX, OR SURVIVAL

We may require satisfactory proof of correct Age or sex at any time. If any payment under this Contract depends on the Annuitant being alive, We may require satisfactory proof of survival.

DEFERMENT OF PAYMENTS

We may defer making payments from the available Fixed Account Options for up to six (6) months. Interest, subject to state requirements, will be credited during the deferral period.

SUSPENSION OF PAYMENTS

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                                       17

We may suspend or postpone any payments from the Variable Portfolios if any of the following occur:

(a)   the NYSE is closed;

(b)   trading on the NYSE is restricted;

(c) an emergency exists such that it is not reasonably practical to dispose of securities in the Variable Portfolios or to determine the value of its assets; or

(d) the Securities and Exchange Commission, by order, so permits for the protection of Owners.

Conditions in (b) and (c) will be decided by or in accordance with rules of the Securities and Exchange Commission.

CONFORMITY WITH STATE LAWS

The provisions of this Contract will be interpreted by the laws of the state in which the Application or confirmation thereof was signed or such other state as is required by law. Any provision which, on the Contract Date, is in conflict with the law of such state is amended to conform to the minimum requirements of such law.

CHANGES IN LAW

If the laws governing this Contract or the taxation of benefits under the Contract change, We reserve the right to amend this Contract to comply with these changes.

ASSIGNMENT

You may assign this Contract before the Annuity Date, but We will not be bound by an assignment unless the request for assignment is signed by You and received by Us. Your rights and those of any other person referred to in this Contract will be subject to the assignment. Certain assignments may be taxable. We do not assume any responsibility for the validity or tax consequences of any assignment. We reserve the right to not recognize assignments if it changes the risk profile of the Owner of the Contract as determined in Our sole discretion.

CLAIMS OF CREDITORS

To the extent permitted by law, no right or proceeds payable under this Contract will be subject to claims of creditors or legal process.

PREMIUM TAXES OR OTHER TAXES

We may deduct from Your Contract Value any premium tax or other taxes payable to a state or other government entity, if applicable. Should We advance any amount so due, We are not waiving any right to collect such amount at a later date. We will deduct any withholding taxes required by applicable law.

WRITTEN NOTICE

Any notice We send to You will be sent to Your address shown in the Application or confirmation thereof unless You request otherwise. Any written request or notice to Us must be sent to Our Annuity Service Center, as specified on the Contract Data Page.

PERIODIC REPORTS

At least once during each Contract Year, We will send You a statement of the account activity of the Contract. The statement will include all transactions which have occurred during the accounting period shown on the statement.

INCONTESTABILITY

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                                       18

This Contract will be incontestable after it has been in force for a period of two years from the Contract Date during the lifetime of any Owner who is required to provide Us with information concerning their age, sex and identity. Accurate statements as to any Owner's age, sex and identity are required as a condition of issuing this Contract. The Incontestability of this Contract applies to statements any Owner makes, except as otherwise stated in the Misstatement of Age or Sex provision.

NONPARTICIPATING

This Contract does not share in Our surplus.

WAIVER

Our waiver of any of the terms and conditions under this Contract will not be deemed to constitute waiver of the right to enforce strict compliance.




                             ANNUITY PAYMENT OPTIONS

During the Annuitant's life, upon written election and the return of this Contract to Us at Our Annuity Service Center, the Contract Value may be applied to provide one of the following options or any annuity payment option that is mutually agreeable. After two years from the Contract Date, and before the Annuity Date, You can choose one of the options described below. If no option has
AS-981 (5/06)
been selected by the Annuity Date, You will automatically receive option 4 below, with 120 monthly payments guaranteed.

OPTIONS 1 & 1V - LIFE ANNUITY, LIFETIME MONTHLY PAYMENTS GUARANTEED

Payments payable to the Payee during the lifetime of the Annuitant. No further payments are payable after the death of the Annuitant.

OPTIONS 2 & 2V - JOINT AND SURVIVOR LIFE ANNUITY

Payments payable to the Payee during the lifetime of the Annuitant and during the lifetime of a designated second person. No further payments are payable after the deaths of both the Annuitant and the designated second person.

OPTIONS 3 & 3V - JOINT AND SURVIVOR LIFE ANNUITY - 120 OR 240 MONTHLY PAYMENTS GUARANTEED

Payments payable to the Payee during the lifetime of the Annuitant and during the lifetime of a designated second person. If, at the death of the survivor, payments have been made for less than 120 or 240 monthly periods, the remaining guaranteed annuity payments will be continued to the Beneficiary. If, at the death of the survivor, payments have been made for at least 120 or 240 monthly periods, as selected at the time of annuitization, no further payments will be made.

OPTIONS 4 & 4V - LIFE ANNUITY WITH 120 OR 240 MONTHLY PAYMENTS GUARANTEED

Payments payable to the Payee during the lifetime of the Annuitant. If, at the death of the Annuitant, payments have been made for less than the 120 or 240 monthly periods, as selected at the time of annuitization, the remaining guaranteed annuity payments will be continued to the Beneficiary. If, at the death of the Annuitant, payments have been made for at least 120 or 240 monthly periods, no further payments will be made.

OPTIONS 5 & 5V - FIXED PAYMENTS FOR A SPECIFIED PERIOD CERTAIN

Payments payable to the Payee for any specified period of time of five (5) years or more, but not exceeding thirty (30) years, as selected at the time of annuitization. The selection must be made for full twelve-month periods. In the event of death of the Annuitant during the specified period of time, any remaining annuity payments will be continued to the Beneficiary. If the Annuitant dies after the end of the specified period of time, no further payments will be made. If Variable Annuity Payments are elected under this Annuity Payment Option, any remaining guaranteed Variable Annuity payments may be redeemed for a discounted value determined by Us. Any applicable Withdrawal Charges will be deducted from the discounted value as if Your Contract was fully withdrawn.

AS-981 (5/06)

                       FIXED ANNUITY PAYMENT OPTIONS TABLE

( BASIS OF COMPUTATION                                                         )
(                                                                              )
( The actuarial basis for the Table of Annuity Rates is the Annuity 2000       )
( Mortality Table with a guaranteed interest rate of [1.50%], with             )
( quinquennial age setbacks. For every five years that the Contract has been ) ( in effect at the time of annuitization, the Annuitant's age will be set back ) ( by one year to determine the applicable factors. The Fixed Annuity Payment )
( Options Table does not include any applicable premium tax.                   )

            OPTIONS 1 & 4 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.

    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)

                        OPTION 1                       OPTION 4                              OPTION 4
                                                     LIFE ANNUITY                          LIFE ANNUITY
    AGE OF                                   (W/120 PAYMENTS GUARANTEED)           (W/240 PAYMENTS GUARANTEED)
   ANNUITANT          LIFE ANNUITY

                    MALE      FEMALE           MALE              FEMALE              MALE               FEMALE
      55            3.68       3.38            3.64               3.35               3.48                3.27
      56            3.77       3.46            3.73               3.43               3.55                3.34
      57            3.87       3.54            3.82               3.51               3.62                3.40
      58            3.98       3.63            3.92               3.60               3.69                3.47
      59            4.09       3.73            4.02               3.69               3.76                3.54
      60            4.21       3.83            4.13               3.78               3.83                3.62
      61            4.34       3.93            4.24               3.89               3.90                3.69
      62            4.47       4.05            4.36               3.99               3.97                3.77
      63            4.62       4.17            4.49               4.10               4.04                3.84
      64            4.77       4.30            4.62               4.22               4.10                3.92
      65            4.93       4.44            4.76               4.35               4.17                4.00
      66            5.11       4.58            4.90               4.48               4.24                4.07
      67            5.30       4.74            5.05               4.62               4.30                4.15
      68            5.49       4.91            5.20               4.76               4.36                4.22
      69            5.71       5.09            5.36               4.92               4.41                4.29
      70            5.93       5.29            5.53               5.08               4.47                4.36
      71            6.17       5.50            5.70               5.25               4.51                4.42
      72            6.43       5.73            5.87               5.43               4.56                4.48
      73            6.70       5.98            6.05               5.62               4.60                4.53
      74            6.99       6.24            6.23               5.81               4.63                4.58
      75            7.31       6.53            6.41               6.01               4.67                4.62
      76            7.64       6.84            6.59               6.21               4.69                4.65
      77            8.00       7.18            6.78               6.41               4.72                4.69
      78            8.38       7.55            6.96               6.62               4.74                4.71
      79            8.79       7.94            7.13               6.83               4.75                4.74
      80            9.23       8.37            7.31               7.03               4.77                4.75
      81            9.70       8.84            7.47               7.23               4.78                4.77
      82            10.20      9.34            7.63               7.42               4.79                4.78
      83            10.73      9.88            7.78               7.60               4.80                4.79
      84            11.30      10.47           7.93               7.77               4.80                4.80
      85            11.90      11.10           8.06               7.93               4.81                4.80

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                                       21

              OPTION 2 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)
                       JOINT & 100% SURVIVOR LIFE ANNUITY

      AGE OF
       MALE
    ANNUITANT                                            AGE OF FEMALE ANNUITANT
    ---------                                            -----------------------

                           55            60            65            70           75           80            85
        55                3.01          3.18          3.33          3.45         3.54         3.60          3.64
        60                3.12          3.36          3.59          3.78         3.94         4.05          4.12
        65                3.21          3.51          3.83          4.13         4.40         4.61          4.75
        70                3.27          3.63          4.03          4.46         4.89         5.26          5.53
        75                3.32          3.70          4.18          4.74         5.35         5.95          6.45
        80                3.34          3.76          4.29          4.95         5.75         6.62          7.45
        85                3.36          3.79          4.35          5.09         6.05         7.20          8.44

              OPTION 3 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (W/120 PAYMENTS GUARANTEED)

      AGE OF
       MALE
    ANNUITANT                                             AGE OF FEMALE ANNUITANT
    ---------                                             -----------------------

                           55            60            65            70           75           80            85
        55                3.01          3.18          3.33          3.45         3.53         3.59          3.62
        60                3.12          3.36          3.58          3.78         3.93         4.03          4.09
        65                3.21          3.51          3.82          4.12         4.38         4.56          4.67
        70                3.27          3.62          4.02          4.44         4.84         5.16          5.36
        75                3.31          3.70          4.16          4.70         5.26         5.76          6.11
        80                3.33          3.74          4.25          4.88         5.59         6.28          6.80
        85                3.35          3.77          4.31          4.99         5.81         6.66          7.35

              OPTION 3 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
         JOINT & 100% SURVIVOR LIFE ANNUITY (W/240 PAYMENTS GUARANTEED)

      AGE OF
       MALE
    ANNUITANT                                             AGE OF FEMALE ANNUITANT
    ---------                                             -----------------------

                           55            60            65            70           75           80            85
        55                3.00          3.16          3.30          3.39         3.45         3.47          3.48
        60                3.11          3.33          3.53          3.68         3.77         3.81          3.82
        65                3.18          3.46          3.72          3.94         4.08         4.15          4.17
        70                3.23          3.54          3.86          4.14         4.33         4.43          4.46
        75                3.26          3.59          3.94          4.27         4.50         4.62          4.66
        80                3.27          3.61          3.98          4.33         4.58         4.71          4.76
        85                3.27          3.62          3.99          4.35         4.61         4.75          4.80

AS-981 (5/06)

              OPTION 5 - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
                       FIXED PAYMENT FOR SPECIFIED PERIOD

      NUMBER            MONTHLY        NUMBER        MONTHLY       NUMBER       MONTHLY      NUMBER       MONTHLY
     OF YEARS           PAYMENT       OF YEARS       PAYMENT      OF YEARS      PAYMENT     OF YEARS      PAYMENT
     --------           -------       --------       -------      --------      -------     --------      -------
                                         10           8.96           17          5.55          24           4.13
                                         11           8.21           18          5.27          25           3.99
        5                17.28           12           7.58           19          5.03          26           3.86
        6                14.51           13           7.05           20          4.81          27           3.75
        7                12.53           14           6.59           21          4.62          28           3.64
        8                11.04           15           6.20           22          4.44          29           3.54
        9                 9.89           16           5.85           23          4.28          30           3.44

AS-981 (5/06)

                     VARIABLE ANNUITY PAYMENT OPTIONS TABLE

( BASIS OF COMPUTATION                                                         )
(                                                                              )
( The actuarial basis for the Table of Annuity Rates is the Annuity 2000       )
( Mortality Table with an effective annual Assumed Investment Rate of 3.50%, ) ( with quinquennial age setbacks. For every five years that the Contract has ) ( been in effect at the time of annuitization, the Annuitant's age will be set ) ( back by one year to determine the applicable factors. The Variable Annuity )
( Payment Options Table does not include any applicable premium tax.           )

            OPTIONS 1V& 4V - TABLE OF MONTHLY INSTALLMENTS PER $1,000

    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)

                      OPTION 1V                      OPTION 4V                              OPTION 4V
                                                   LIFE ANNUITY                           LIFE ANNUITY
    AGE OF                                        (W/120 PAYMENTS                        (W/240 PAYMENTS
  ANNUITANT          LIFE ANNUITY                   GUARANTEED)                            GUARANTEED)

                  MALE       FEMALE          MALE               FEMALE              MALE               FEMALE
      55          4.80        4.48           4.74                4.45               4.54                4.34
      56          4.89        4.56           4.82                4.52               4.60                4.40
      57          4.99        4.64           4.91                4.60               4.67                4.46
      58          5.09        4.73           5.01                4.68               4.73                4.53
      59          5.21        4.82           5.11                4.77               4.79                4.59
      60          5.33        4.92           5.21                4.86               4.86                4.66
      61          5.45        5.03           5.32                4.96               4.92                4.73
      62          5.59        5.14           5.44                5.06               4.98                4.80
      63          5.73        5.26           5.56                5.17               5.05                4.87
      64          5.89        5.39           5.69                5.29               5.11                4.94
      65          6.06        5.53           5.83                5.41               5.17                5.01
      66          6.24        5.68           5.97                5.54               5.23                5.08
      67          6.43        5.84           6.11                5.67               5.29                5.14
      68          6.63        6.01           6.26                5.82               5.34                5.21
      69          6.84        6.19           6.42                5.97               5.39                5.28
      70          7.07        6.39           6.57                6.12               5.44                5.34
      71          7.32        6.60           6.74                6.29               5.48                5.39
      72          7.58        6.84           6.91                6.46               5.52                5.45
      73          7.86        7.09           7.08                6.64               5.56                5.49
      74          8.16        7.36           7.25                6.83               5.59                5.54
      75          8.47        7.65           7.42                7.02               5.62                5.57
      76          8.82        7.97           7.59                7.22               5.64                5.61
      77          9.18        8.31           7.77                7.41               5.67                5.64
      78          9.57        8.69           7.94                7.61               5.68                5.66
      79          9.99        9.09           8.11                7.81               5.70                5.68
      80          10.43       9.53           8.27                8.00               5.71                5.70
      81          10.91      10.00           8.43                8.19               5.72                5.71
      82          11.42      10.51           8.58                8.38               5.73                5.72
      83          11.96      11.07           8.72                8.55               5.74                5.73
      84          12.53      11.67           8.85                8.71               5.74                5.74
      85          13.15      12.31           8.98                8.86               5.75                5.74


AS-981 (5/06)

              OPTION 2V - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
   (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST.)
                       JOINT & 100% SURVIVOR LIFE ANNUITY

    AGE OF
     MALE
   ANNUITANT                                           AGE OF FEMALE ANNUITANT
   ---------                                           -----------------------
                       55             60             65           70            75            80            85
      55              4.09           4.25           4.40         4.52          4.62          4.69          4.74
      60              4.20           4.42           4.64         4.84          5.00          5.13          5.21
      65              4.29           4.56           4.87         5.17          5.45          5.67          5.83
      70              4.35           4.68           5.07         5.49          5.92          6.30          6.60
      75              4.40           4.77           5.23         5.78          6.38          6.99          7.50
      80              4.43           4.83           5.34         6.00          6.79          7.66          8.50
      85              4.45           4.87           5.42         6.15          7.10          8.25          9.49

              OPTION 3V - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
        JOINT AND 100% SURVIVOR LIFE ANNUITY (W/120 PAYMENTS GUARANTEED)

    AGE OF
     MALE
   ANNUITANT                                            AGE OF FEMALE ANNUITANT
   ---------                                            -----------------------
                       55             60             65           70            75            80            85
      55              4.08           4.25           4.40         4.52          4.61          4.68          4.71
      60              4.19           4.41           4.63         4.83          4.99          5.10          5.16
      65              4.28           4.56           4.86         5.15          5.41          5.61          5.73
      70              4.35           4.68           5.05         5.46          5.86          6.18          6.40
      75              4.39           4.76           5.20         5.72          6.27          6.76          7.11
      80              4.42           4.81           5.30         5.91          6.60          7.26          7.77
      85              4.44           4.84           5.36         6.03          6.82          7.63          8.29

              OPTION 3V - TABLE OF MONTHLY INSTALLMENTS PER $1,000.
    (MONTHLY INSTALLMENTS FOR AGES NOT SHOWN WILL BE FURNISHED UPON REQUEST)
        JOINT AND 100% SURVIVOR LIFE ANNUITY (W/240 PAYMENTS GUARANTEED)

    AGE OF
     MALE
   ANNUITANT                                            AGE OF FEMALE ANNUITANT
   ---------                                            -----------------------
                       55             60             65           70            75            80            85
      55              4.07           4.22           4.36         4.45          4.51          4.53          4.54
      60              4.17           4.38           4.56         4.71          4.80          4.84          4.85
      65              4.25           4.50           4.74         4.95          5.08          5.14          5.17
      70              4.30           4.58           4.88         5.14          5.31          5.40          5.43
      75              4.32           4.63           4.96         5.25          5.46          5.57          5.61
      80              4.34           4.65           4.99         5.31          5.54          5.66          5.70
      85              4.34           4.66           5.00         5.33          5.57          5.69          5.74

AS-981 (5/06)

              OPTION 5V - TABLE OF MONTHLY INSTALLMENTS PER $1,000.

                         PAYMENTS FOR A SPECIFIED PERIOD

    NUMBER           MONTHLY        NUMBER        MONTHLY       NUMBER        MONTHLY       NUMBER        MONTHLY
   OF YEARS          PAYMENT       OF YEARS       PAYMENT      OF YEARS       PAYMENT      OF YEARS       PAYMENT
   --------          -------       --------       -------      --------       -------      --------       -------
                                      10            8.96          17           5.55           24           4.13
                                      11            8.21          18           5.27           25           3.99
       5              17.28           12            7.58          19           5.03           26           3.86
       6              14.51           13            7.05          20           4.81           27           3.75
       7              12.53           14            6.59          21           4.62           28           3.64
       8              11.04           15            6.20          22           4.44           29           3.54
       9              9.89            16            5.85          23           4.28           30           3.44


AS-981 (5/06)

                      AIG SUNAMERICA LIFE ASSURANCE COMPANY
                     A STOCK COMPANY LOS ANGELES, CALIFORNIA




                              INDIVIDUAL FIXED AND
                            VARIABLE ANNUITY CONTRACT

                                Nonparticipating

AS-981 (5/06)